Exhibit 99.1

FOR FURTHER INFORMATION

AT ABERNATHY MACGREGOR

Claire Walsh

(General Info)

(212) 371-5999

FOR IMMEDIATE RELEASE

April 16, 2020

NN, Inc. Adopts Limited Duration Shareholder Rights Plan

CHARLOTTE, N.C., April 16, 2020 — NN, Inc. (NASDAQ: NNBR) (“NN” or the “Company”), a diversified industrial company, today announced that its Board of Directors has adopted a limited duration rights plan (the “Rights Plan”).

In adopting the Rights Plan, the Board of Directors has taken note of the substantial increase in market volatility and uncertainty as a result of the COVID-19 pandemic, as well as its impact on NN Inc’s stock price and trading patterns. Given the current unprecedented environment caused by the pandemic, the recent unusually high trading levels in the Company’s shares, as well as the importance of maintaining focus on the Company’s operations, safeguarding the welfare of employees and serving customers, the Board believes adopting the Rights Plan is in the best interest of all NN stockholders. The Board also considered the adoption of the Rights Plan at this time to encourage interested parties to participate in the Company’s ongoing strategic review process, rather than through making unsolicited offers that discourage a full and fair process.

The Rights Plan, dated April 15, 2020, has a duration of less than one year, expiring on March 31, 2021. It is similar to plans adopted by other public companies, and is intended to promote the fair and equal treatment of all NN stockholders and ensure that no person or group can gain control of NN through open market accumulation or other tactics without paying an appropriate control premium. The Rights Plan will also position the Company’s Board of Directors to fulfill its fiduciary duties on behalf of all stockholders by ensuring that the Board has sufficient time to make informed judgments about any sale of part or all of the Company or any attempts to take over the Company. The Rights Plan applies equally to all current and future stockholders. The Rights Plan has not been adopted in response to any specific takeover bid or other proposal to acquire control of the Company.

Under the Rights Plan, NN will issue one right for each share of common stock outstanding at the close of business on April 27, 2020. The rights will become exercisable if a person or group becomes the beneficial owner of 15% or more of the Company’s outstanding common stock (including in the form of synthetic ownership through derivative positions). In the event that the rights become exercisable due to the triggering ownership threshold being crossed, each right will entitle its holder to purchase, at the right’s exercise price, a number of shares of common stock or equivalent securities having a market value at that time of twice the right’s exercise price. Rights held by the triggering person or entity will become void and will not be exercisable to purchase shares at such purchase price. The Board of Directors may, rather than permitting the exercise of the rights, exchange each right (other than rights held by the triggering person or entity) for one share of common stock per right, subject to adjustment as provided in the Rights Plan.

The Board of Directors will, prior to the rights becoming exercisable, in general be entitled to amend the Rights Plan or to redeem the rights for $0.001 per right.

This announcement is a summary only and is qualified by reference to the full text of the Rights Plan. Additional details regarding the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission on April 16, 2020.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, disruptions in the Company’s businesses and global economies and other impacts from the coronavirus outbreak pandemic, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding strategic review and pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.